UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Ponce Financial Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 22, 2026

Dear Fellow Stockholder:

We cordially invite you to attend the 2026 Annual Meeting of Stockholders of Ponce Financial Group, Inc. The Annual Meeting will be held live via the Internet on June 11, 2026, at 10:00 a.m., local time. Please visit www.proxydocs.com/PDLB for more details.

The following Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Ponce Financial Group, Inc. Also included for your review is our Annual Report for the year ended December 31, 2025, which contains information concerning our activities and operating performance.

The business to be conducted at the Annual Meeting consists of the election of directors, the ratification of the appointment of Forvis Mazars, LLP as independent registered public accounting firm for the year ending December 31, 2026, and consideration of the say-on-pay proposal. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Ponce Financial Group, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” the election of each director nominee, ratification of the appointment of the auditor, and the say-on-pay proposal.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Detailed information concerning these matters is set forth in the Important Notice Regarding the Availability of Proxy Materials (the “Notice”), which holders of our stock have received in the mail, and in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

On behalf of the Board of Directors, please carefully read the Proxy Statement and other proxy materials and vote your shares by telephone or through the Internet, or, if you received a printed copy of the Proxy Statement, signing, dating and returning the enclosed Proxy Card in the postage-paid envelope provided. We ask that you cast your vote as soon as possible, even if, in light of the information provided in the included Notice of Annual Meeting, you plan to virtually attend the Annual Meeting. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the Notice and in the Proxy Card instructions, if you received a printed copy of the Proxy Statement. Your vote is important, regardless of the number of shares that you own.

We make proxy materials available to our stockholders on the Internet. Our Proxy Statement and 2025 Annual Report are available at www.proxydocs.com/PDLB. You also may authorize your proxy via the Internet by following the instructions on the website www.proxypush.com/PDLB. In order to authorize your proxy via the Internet you must have the shareholder identification number that appears on the Notice or the Proxy Card.

Sincerely,

Carlos P. Naudon
President and Chief Executive Officer

Ponce Financial Group, Inc.

2244 Westchester Avenue

Bronx, New York 10462

(718) 931-9000

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 11, 2026

Notice is hereby given that the 2026 Annual Meeting of Stockholders of Ponce Financial Group, Inc. (the “Company,” “we,” “us” or “our”) will be held live via the Internet on June 11, 2026, at 10:00 a.m., local time. Please visit www.proxydocs.com/PDLB for more details.

Stockholders are urged to vote their proxies by mail or by voting via the Internet or by telephone, even if they plan to attend the virtual Annual Meeting. The results of the business of the meeting and a copy of the Chief Executive Officer's prepared remarks will be publicly available promptly following the meeting.

Important Notice Regarding the Availability of Proxy Materials

We have elected to distribute our proxy materials for the Annual Meeting to our stockholders via the Internet under the “notice and access” approach permitted by the rules of the Securities and Exchange Commission (the “SEC”). Accordingly, on or about April 22, 2026, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to holders of our common stock containing instructions on how to access the proxy materials, including this Proxy Statement and our annual report to stockholders for the fiscal year ended December 31, 2025, on the Internet. Our annual report to stockholders includes a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, except for certain exhibits.

If you are a holder of our common stock and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

The Proxy Statement for the Annual Meeting is also available at www.proxydocs.com/PDLB. The Annual Meeting is for the purpose of considering and acting upon:

1. the election of three directors for a term expiring in 2029;

2. the ratification of the appointment of Forvis Mazars, LLP as independent registered public accounting firm for the year ending December 31, 2026;

3. the approval, on an advisory and non-binding basis, of the compensation of the named executive officers; and

such other matters as may properly come before the Annual Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

A live webcast of the Annual Meeting will be available, and you will not be able to attend the Annual Meeting in person. Registration is required online at www.proxydocs.com/PDLB. By logging into the website, stockholders as of the record date will be able to vote shares electronically on all items to be considered at the Annual Meeting. Stockholders must have their Notice, Proxy Cards or voting instruction forms in hand when accessing the website and following the instructions.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 15, 2026 are the stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE VIRTUAL ANNUAL MEETING, IS REQUESTED TO vote their shares WITHOUT DELAY by telephone or through the Internet, or, if they received a printed copy of the Proxy Statement, by SIGNing, DATing AND RETURNing THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY FOLLOWING THE INSTRUCTIONS IN THIS PROXY STATEMENT.

By Order of the Board of Directors

Steven A. Tsavaris
Executive Chairman

Bronx, New York

April 22, 2026

IMPORTANT: THE PROMPT RETURN OF PROXIES, INCLUDING BY VOTING BY TELEPHONE OR THROUGH THE INTERNET, WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A PRE-ADDRESSED ENVELOPE IS INCLUDED WITH THE PRINTED PROXY STATEMENT FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

Ponce Financial Group, Inc.

2244 Westchester Avenue

Bronx, New York 10462

(718) 931-9000

ANNUAL MEETING OF STOCKHOLDERS

June 11, 2026

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Ponce Financial Group, Inc. to be used at the Annual Meeting of Stockholders, which will be held in a virtual-only format on June 11, 2026, at 10:00 a.m., local time, and all adjournments or postponements of the Annual Meeting. The Notice is first being mailed to stockholders on or about April 22, 2026.

VIRTUAL ANNUAL MEETING

The Annual Meeting will be held in a virtual-only meeting format, via live video webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares, and ask questions. We are implementing a virtual-only meeting format leveraging technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location around the world. The virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and we believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

ATTENDANCE AT THE VIRTUAL ANNUAL MEETING

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on April 15, 2026, the Record Date, may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

To attend the Annual Meeting, you must register at www.proxydocs.com/PDLB. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your Notice, Proxy Card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the registration process.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Ponce Financial Group, Inc. will be voted in accordance with the directions given thereon. Please vote your shares by telephone or through the Internet, or, if you received a printed copy of the Proxy Statement, by signing and returning your Proxy Card in the postage paid envelope provided. Where no instructions are indicated on the Proxy Card, signed proxies will be voted “FOR” the election of the nominees for director named herein, “FOR” the ratification of the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the year ending December 31, 2026, and “FOR” the approval, on an advisory and non-binding basis, of the compensation of the named executive officers.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Ponce Financial Group, Inc. at the address shown above, by filing a duly executed proxy bearing a later date, by following the Internet or telephone instructions on the Notice or the Proxy Card or by voting live online at the virtual Annual Meeting. The presence at the virtual Annual Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder subsequently votes his or her shares at the Annual Meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call Sergio J. Vaccaro, Executive Vice President and Chief Financial Officer, at (718) 931-9000.

If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote live at the Annual Meeting.

SOLICITATION OF PROXIES; EXPENSES

We will pay the cost of this proxy solicitation. We have retained Laurel Hill Advisory Group, LLC (“Laurel Hill”) to assist Ponce Financial Group, Inc. in soliciting proxies and have agreed to pay Laurel Hill a fee of  $7,500 plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation. Additionally, representatives of Laurel Hill and our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of Ponce Financial Group, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on April 15, 2026 are entitled to one vote for each share then held. As of April 15, 2026, there were 24,156,831 shares of common stock outstanding. Ponce Financial Group, Inc., is the holding company of Ponce Bank, N.A. (“Ponce Bank” or the “Bank”), a national bank. Ponce Financial Group, Inc.’s Articles of Incorporation provide that no person or entity that beneficially owns in excess of 10% of the then-outstanding shares of common stock of Ponce Financial Group, Inc. shall be entitled or permitted to vote in respect of the shares held in excess of the 10% limit.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of April 15, 2026, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. Except as otherwise indicated, we believe each beneficial owner named below has sole voting and sole investment power with respect to all shares beneficially owned by that holder. The mailing address for each of our directors and executive officers is 2244 Westchester Avenue, Bronx, New York 10462.

	Shares of Common
	Stock Beneficially		Percent of Shares of
	Owned as of		Common Stock
Persons Owning Greater than 5%	Record Date (1)		Outstanding (2)
T. Rowe Price Associates, Inc. 101 E. Pratt Street Baltimore, Maryland 21202	1,896,773	(3)	7.8%
M3 FUNDS, LLC 2070 E 2100 S, Suite 250 Salt Lake City, UT 84109	1,855,981	(4)	7.7
Ponce Bank Employee Stock Ownership Plan with 401(k) Provisions Pentegra Trust Company, Trustee c/o Pentegra Services, Inc. 2 Enterprise Drive, Suite 408 Shelton, CT 06484	1,882,642	(5)	7.8
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	1,646,090	(6)	6.8
Ponce De Leon Foundation 2244 Westchester Avenue Bronx, NY 10462	1,249,588	(7)	5.2
Directors
James C. Demetriou	132,833	(8)	*
Nick R. Lugo	156,783	(9)	*
Maria Alvarez	76,359	(10)	*
James Perez	72,049	(11)	*
Marlene Cintron	500	(12)	*
Carlos P. Naudon	568,703	(13)	2.4
Steve A. Tsavaris	544,696	(14)	2.3
Named Executive Officers who are not Directors
Sergio J. Vaccaro	39,919	(15)	*
All directors and executive officers as a group (13 persons)	1,730,126		7.2%

* Less than 1%.

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he, she or it has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from April 15, 2026. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Ponce Financial Group, Inc. common stock.

(2) Based on a total of 24,187,901 shares of common stock outstanding as of April 15, 2026.

(3) Based on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 17, 2026, it holds sole voting power and sole dispositive power with respect to all shares.

(4) Based on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 4, 2026, it holds shared voting power and shared dispositive power with respect to all shares, together with M3 Partners, LP, M3F, Inc., Jason A. Stock, and William C. Waller.

(5) Based on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on April 11, 2026, it and certain of its affiliates holds sole voting power with respect to 1,168,244, shared voting power with respect to 714,398 and sole dispositive power with respect to all shares.

(6) Based on a Schedule 13G filed with the U.S. Securities and Exchange Commission on January 26, 2024, it and certain of its affiliates holds sole voting power with respect to all shares.

(7) Based on a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 22, 2022.

(8) Includes 56,856 shares held jointly by Mr. Demetriou and his wife and 18,442 shares as to which Mr. Demetriou has the right to acquire beneficial ownership within 60 days from April 15, 2026, pursuant to the exercise of vested stock options.

(9) Includes 27,904 shares owned directly by Mr. Lugo’s wife and 18,442 shares as to which Mr. Lugo has the right to acquire beneficial ownership within 60 days from April 15, 2026, pursuant to the exercise of vested stock options.

(10) Includes 1,430 shares held in an individual retirement account for the benefit of Ms. Alvarez and 29,405 shares as to which Ms. Alvarez has the right to acquire beneficial ownership within 60 days from April 15, 2026, pursuant to the exercise of vested stock options.

(11) Includes 20,000 shares owned by 43rd St New York Ave, LLC and 6,000 shares as to which Mr. Perez has the right to acquire beneficial ownership within 60 days from April 15, 2026, pursuant to the exercise of vested stock options.

(12) Includes 500 shares held in an individual retirement account for the benefit of Ms. Cintron.

(13) Includes 89,659 shares held in an individual retirement account for the benefit of Mr. Naudon, 20,000 shares held by Banking Spectrum, Inc., a company controlled by Mr. Naudon, 16,978 shares held by the ESOP and allocated to his account and 110,209 shares as to which Mr. Naudon has the right to acquire beneficial ownership within 60 days from April 15, 2026, pursuant to the exercise of vested stock options.

(14) Includes 27,904 shares owned directly by Mr. Tsavaris’ wife, 16,978 shares held by the ESOP and allocated to his account and 110,209 shares as to which Mr. Tsavaris has the right to acquire beneficial ownership within 60 days from April 15, 2026, pursuant to the exercise of vested stock options.

(15) Includes 4,920 shares held by the ESOP and allocated to his account and 9,999 shares as to which Mr. Vaccaro has the right to acquire beneficial ownership within 60 days from April 15, 2026, pursuant to the exercise of vested stock options.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the Securities and Exchange Commission (“SEC”). Such directors, executive officers, and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during fiscal 2025, all Section 16(a) filing requirements were satisfied on a timely basis, except that a Form 4 for Madeline Marquez to report shares withheld for taxes upon vesting of a portion of her outstanding restricted stock units was filed one day late due to administrative error.

Quorum

The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Votes Required

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.”

As to the election of directors, a stockholder may vote: (i) to vote FOR each nominees proposed by the Board separately; or (ii) to WITHHOLD the vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the Annual Meeting. Brokers are not permitted to vote your shares on this proposal in the absence of your specific instructions as to how to vote. Please provide your broker with voting instructions so that your vote can be counted.

As to the ratification of the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the year ending December 31, 2026, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The ratification of this matter shall be determined by a majority of the votes represented at the Annual Meeting and entitled to vote on the matter. Abstentions will not be treated as votes cast for this proposal.

As to the approval, on an advisory and non-binding basis, of the compensation of the named executive officers by checking the appropriate box, a stockholder may: (i) vote FOR the approval of the compensation of the named executive officers; (ii) vote AGAINST the approval of the compensation of the named executive officers; or (iii) ABSTAIN from voting on such approval. This is a non-binding advisory matter, but the Board of Directors will consider the results of this vote in making future executive compensation decisions. The Board of Directors will consider this proposal as having been approved if a majority of votes cast are FOR the approval of the compensation of the named executive officers. Abstentions and broker non-votes will not be treated as votes cast for this proposal. Brokers are not permitted to vote your shares on this proposal in the absence of your specific instructions as to how to vote. Please provide your broker with voting instructions so that your vote can be counted.

The Ponce De Leon Foundation (the “Foundation”) is required by the terms of its governing documents to vote all shares held of Ponce Financial Group, Inc. (1,249,588) in the same proportion as shares are voted by the other stockholders. The Foundation is a private charitable foundation under Section 501(c)(3) of the Internal Revenue Code. The Foundation is intended to further Ponce Financial Group, Inc.’s and Ponce Bank’s commitment to charitable causes in our local communities.

Participants in the Ponce Bank Employee Stock Ownership Plan

If you participate in the Ponce Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a Vote Authorization Form for the ESOP that reflects all of the shares you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated or deemed allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of our common stock held by the ESOP and allocated or deemed allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants. The deadline for returning your ESOP Vote Authorization Form is June 7, 2026 at 11:59 p.m. Eastern time. The telephone and Internet voting deadline for ESOP participants is also 11:59 p.m. Eastern time on June 7, 2026.

PROPOSAL I — ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of seven members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Three directors have been nominated for election at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and qualified. The Board of Directors has nominated Steven A. Tsavaris, James Perez and Marlene Cintron to serve as directors for three-year terms, in order to comply with the above referenced Bylaw provision. Each nominee is currently a director of Ponce Financial Group, Inc.

The following sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of April 15, 2026, and number of years of service as a director includes service with Ponce Bank and Ponce Financial Group, Inc.'s predecessor entities.

With respect to directors and nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each director of Ponce Financial Group, Inc. currently is also a director of Ponce Bank.

Directors

The following table sets forth certain information with respect to current directors, based upon information furnished by each director.

				Director	Term
Name	Age	Position(s)	Independent	Since	Expires
Steven A. Tsavaris	76	Director and Executive Chairman of the Board	No	1990	2026
James Perez	53	Director	Yes	2022	2026
Marlene Cintron	75	Director	Yes	2026 (1)	2026
James C. Demetriou	79	Director	Yes	2009	2027
Nick R. Lugo	83	Director	Yes	1999	2027
Maria Alvarez	61	Director	Yes	2019	2028
Carlos P. Naudon	75	Director, President and Chief Executive Officer	No	2014	2028

(1) Ms. Cintron was appointed to the Board in March 2026. She was appointed following the death of William Feldman, who previously served as a director.

The following directors of Ponce Financial Group, Inc. have terms expiring in 2029:

Steven A. Tsavaris. Mr. Tsavaris, age 76, has served as a director since 1990. In 2013, Mr. Tsavaris became Chairman of the Board and Chief Executive Officer of Ponce De Leon Federal Bank (the predecessor of Ponce Bank). Mr. Tsavaris currently serves as Executive Chairman, a salaried officer, of Ponce Bank. Mr. Tsavaris is Chairman of the Board and Executive Chairman, a salaried officer, of Ponce Financial Group, Inc. Mr. Tsavaris joined Ponce De Leon Federal Bank as an Executive Vice President in 1995, became President in 1999, and was made Chief Executive Officer in 2011. Mr. Tsavaris is the Chairman of the Board of Directors of the Foundation. His prior banking experience includes service with the National Bank of North America and the Bank Services Division of Litton Industries. Mr. Tsavaris is a U.S Army veteran and a graduate of City College of New York. Mr. Tsavaris is an experienced real estate investor and an active member of various community and philanthropic organizations, including the Southern Boulevard Chamber of Commerce, New York City Area Policy Board (Chairman), SOBO Business Improvement District (Treasurer) and the Neighborhood S.H.O.P.P. Program. He served as a trustee of the Westchester Medical Center, a then affiliate of Columbia-Presbyterian Hospital and was chairman of its audit committee.

Qualifications: We believe that Mr. Tsavaris banking and real estate experience renders him qualified to serve as one of our directors. His lengthy leading role at Ponce Bank provides invaluable institutional and community perspectives. He brings reliable experience from prior service in cross border payments and international remittances.

James Perez. Mr. Perez, age 53, was appointed a director in March of 2022. He is a real estate developer and retail business owner in the New York/New Jersey community. Mr. Perez is the owner of three family shoe stores and a shoe wholesale company with several major brands known worldwide. Mr. Perez has had a banking relationship with Ponce Bank for over 32 years.

Qualifications: We believe that Mr. Perez’s real estate and small business experience qualifies him to serve as one of our directors. His executive role in a company that is actively engaged in digital marketing and Internet sales provides valuable insights into emerging markets.

Marlene Cintron. Ms. Cintron, age 75, has served as a director of Ponce Financial Group, Inc. since March 26, 2026 and a director of Ponce Bank since October 23, 2025. In 2021, Ms. Cintron was appointed by President Joseph R. Biden to serve as the U.S. Small Business Administration’s (SBA) Region 2 Administrator, overseeing New York, New Jersey, Puerto Rico, and the U.S. Virgin Islands. In that role, she championed efforts to expand small-business contracting, exporting, and access to technical assistance. She completed her federal service in January 2025. Previously, Ms. Cintron began her career working for notable public officials, including serving as New York Chief of Staff to Congressman Robert Garcia, Director of Latino Affairs for Mayor David Dinkins, and Director of the New York Office of Puerto Rican Affairs for Governor Pedro Rosselló. She also served as Executive Director of the New York State Senate

Puerto Rican and Latino Caucus, where she helped shape statewide policy affecting Latino communities. As the President of the Bronx Overall Economic Development Corporation (BOEDC) from 2011 to 2021, Ms. Cintron led a period of transformational growth for the Bronx alongside then Bronx Borough President Ruben Diaz Jr.

Qualifications: We believe Ms. Cintron’s expertise in economic development, public policy, and community-focused investment aligns perfectly with Ponce Bank’s mission. Her strong understanding of lending and SBA lending in particular will serve the board well. Her law degree from the Georgetown University Law Center, provides a strong foundation on legal principles, ethical standards and regulatory compliance.

The following directors of Ponce Financial Group, Inc. have terms expiring in 2028:

Maria Alvarez. Ms. Alvarez, age 61, has served as a director since 2019. Ms. Alvarez is a member of the Board of Directors of the Ponce DeLeon Foundation. Ms. Alvarez is and has been the Executive Director of the New York StateWide Senior Action Council, Inc. since 2010. Since 2008, Ms. Alvarez has also been the Executive Director of the Brooklyn-wide Interagency Council on Aging Educational Fund, Inc.

Qualifications: We believe that Ms. Alvarez’s extensive experience in public advocacy, funding of non-profit community services entities, marketing to target populations and governance renders her qualified to serve as one of our directors. Further, her current service as a Chief Executive Officer brings to our Board of Directors greater understanding of the respective roles and responsibilities of management and independent directors.

Carlos P. Naudon. Mr. Naudon, age 75, has served as a director since 2014. Mr. Naudon served as President and Chief Operating Officer of Ponce De Leon Federal Bank (the predecessor of Ponce Bank) beginning in 2015 and presently serves as President and Chief Executive Officer of Ponce Bank, N.A. Mr. Naudon is President and Chief Executive Officer of Ponce Financial Group, Inc. Mr. Naudon is a member of the Board of Directors of the Foundation. Prior to becoming President of Ponce De Leon Federal Bank, Mr. Naudon served as a consultant and regulatory counsel to Ponce De Leon Federal Bank. Mr. Naudon owns Banking Spectrum, Inc., now a banking publishing company, formerly a bank consulting company. Until 2015, Mr. Naudon was a partner in the law firm of Allister & Naudon. Both of the foregoing firms were established in 1984 to provide services to banking institutions. Mr. Naudon, a retired CPA, was Of Counsel to the law firm Cullen & Dykman from 2015 to 2019. Mr. Naudon has also previously served in many board positions at other companies, public and private. Before retiring from his consulting and law firms in 2015, Mr. Naudon was a frequent lecturer and speaker on banking issues, corporate governance, quality assurance and performance improvements. Mr. Naudon has current and previous service in various healthcare and community organizations and serves on the board of the Brooklyn Hospital Center of which he was the Chairman of the Board until 2018. Mr. Naudon is a member of the New York City Hispanic Chamber of Commerce and other professional associations. Mr. Naudon is a member of the boards and committees of various banking trade associations and regulatory advisory councils, including serving as Chairman of the Community Development Bankers Association, Past Chairman of the Minority Institutions Council of the Independent Community Bankers Association of America, member of the Community Banks Advisory Council of the Federal Reserve Bank of New York and, until it was dissolved, Chairman of the Community Bank Advisory Council of the Consumer Financial Protection Bureau. Mr. Naudon is a graduate of University of Maryland (BA), the University of Rochester (MBA) and Brooklyn Law School (JD).

Qualifications: We believe that Mr. Naudon’s experiences uniquely qualify him to serve as one of our directors. He has extensive experience, as a director and executive, with guiding companies post IPOs and mutual-to-stock conversions, such as we are undergoing. His long history in banking as regulatory counsel provides perspectives on regulatory trends and expectations. His deep experience in technology and core systems for banks provides incalculable value in guiding our technology plans and oversight of core vendors.

The following directors of Ponce Financial Group, Inc. have terms expiring in 2027:

James C. Demetriou. Mr. Demetriou, age 79, has served as a director since 2009. Mr. Demetriou is a member of the Board of Directors of the Foundation. Mr. Demetriou is the President and Chief Executive Officer of First Management Corp., a property management company located in Astoria, New York, established in 1985 and which has a portfolio of over 130 residential, cooperative, condominium and commercial buildings. Mr. Demetriou is also a partner in the accounting firm, J. Demetriou & Co., established in 1970. In addition, Mr. Demetriou has been a New York licensed real estate broker and sponsoring broker of Archway Realty, Inc., in Astoria, New York since 1985. Furthermore, Mr. Demetriou is the President and Founder of Foxx Capital Funding, Inc. a New York

licensed mortgage broker established in 1999. Mr. Demetriou has invested in certain real estate holdings and other investments with Mr. Tsavaris, among other persons.

Qualifications: We believe that Mr. Demetriou’s experience in the management of large rental residential buildings renders him qualified to serve as one of our directors, given our significant portfolio of mortgages of such buildings. His leading role in the accountancy of such buildings and of small businesses brings us direct knowledge and experience in interpreting financial statements.

Nick R. Lugo. Mr. Lugo, age 83, has served as a director since 1999 and serves as Vice Chairman of the Board of Directors of Ponce Financial Group, Inc. and Ponce Bank. Mr. Lugo is a member of the Board of Directors of the Foundation. Mr. Lugo is an investor in real estate properties located in the New York area and holds these investments in several limited liability companies. Mr. Lugo is also President of Nick Lugo Travel Corp., which he founded in 1980. In addition, Mr. Lugo is also the owner and publisher of LaVoz Hispana, a weekly newspaper. Mr. Lugo also founded in 2006 the New York City Hispanic Chamber of Commerce and serves as its Chairman and President. Mr. Lugo is a Director of the Southern Boulevard Business Improvement District.

Qualifications: We believe that Mr. Lugo’s experience in real estate and media renders him qualified to serve as one of our directors. His marketing acumen and community advocacy experience are reliable resources. His community stature is well recognized by elected officials and community leaders.

Executive Officers Who are Not Directors

Sergio J. Vaccaro, Mr. Vaccaro, age 50, was appointed Executive Vice President and Chief Financial Officer of Ponce Financial Group, Inc. and the Bank, effective June 1, 2022. Since 2013, Mr. Vaccaro held a variety of roles at HSBC, most recently as CFO of Private Bank Americas from 2015 to May 2022. Prior to this role, he held the following roles with HSBC: Head of Financial Planning and Analysis from 2016 to 2018 (dual role) and Deputy CFO of Private Bank from 2013 to 2015. Prior to his roles with HSBC, Mr. Vaccaro held senior roles at Morgan Stanley and Citigroup. He majored in Accounting at the University of Buenos Aires and has an MBA from Cornell University.

Luis Gerardo Gonzalez, Jr. Mr. Gonzalez, age 43, was appointed Executive Vice President and Chief Operating Officer of Ponce Financial Group, Inc. and the Bank, effective April 1, 2022. Mr. Gonzalez previously held a variety of roles at the Office of the Comptroller of the Currency (“OCC”), including Team Leader / Supervisory National Bank Examiner, as well as Acting Assistant Deputy Comptroller. Mr. Gonzalez received his commission as a National Bank Examiner in 2012 and has over 15 years of experience with the OCC. He is a graduate of The University of Texas at El Paso.

Ioannis Kouzilos. Mr. Kouzilos, age 47, is currently the Executive Vice President, Chief Lending Officer of Ponce Financial Group, Inc. and the Bank. He joined the Bank in July, 2013 and has managed a number of departments, primarily focusing on asset quality, credit risk, asset recovery and lending operations. In March 2017 he assumed his current position, leading the Bank in business development and loan growth. His prior experience mostly focused on community banking includes Alma Bank and Marathon National Bank. He holds a graduate degree from University of Wales in Banking and Finance and a BA(Hons) in Business Economics from Ashcroft Business school/John Ruskin University (Cambridge Campus).

Madeline Marquez. Ms. Marquez, age 69, is currently the Executive Vice President and Chief External Affairs Officer of Ponce Financial Group, Inc. and the Bank. Ms. Marquez joined Ponce Bank in February 2017 and led Ponce Bank’s successful designation as a U.S. Small Business Administration (SBA) lender and as a Certified Community Development Financial Institution (CDFI). In this role, Ms. Marquez oversees the Bank’s Community Reinvestment Act (CRA) strategy, Community Affairs, CDFI initiatives, Community Development programming, and the Non‑Profit Initiative and leads Government Affairs.

Betty Y. Campiz, Ms. Campiz, age 38, was appointed Executive Vice President and Chief Banking Officer of Ponce Financial Group, Inc. and the Bank, effective January 22, 2026. Ms. Campiz previously held a variety of roles at Ponce Bank, most recently as SVP and Director of Community Banking from 2025 to January 2026. Prior to that, she served as SVP and Digital Banking Manager from 2022 to 2025. From 2018 to 2022, Ms. Campiz served as VP, Contact Center Manager and Digital Banking Manager. Earlier in her career, from 2013 to 2017, she held a multi-functional leadership role as IRA, Abandoned Property, and Project Manager of digital transformation. Ms. Campiz is a graduate of Fairfield University in Fairfield, Connecticut.

Melissa A. DeLeon, Ms. DeLeon, age 38, was appointed Executive Vice President and Chief Human Resources Officer of Ponce Financial Group, Inc. and the Bank, effective January 22, 2026. Ms. DeLeon has served in progressive human resources leadership roles at the Bank since joining in October 2015 as a Payroll Representative, including Human Resources Officer, Assistant Vice President, Human Resources Manager, Vice President, and Senior Vice President and Human Resources Director, a role she held from January 2022 until her appointment as Executive Vice President, Chief Human Resources Officer. Ms. DeLeon leads the Bank’s people strategy within a regulated financial services environment, overseeing talent development and organizational initiatives supporting growth and performance. Prior to joining the Bank, she had over nine years of experience in retail banking operations. Ms. DeLeon is a graduate of LaGuardia Community College and also studied at Baruch College.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of Steven A. Tsavaris, Executive Chairman, and Carlos P. Naudon, President and Chief Executive Officer, is “independent” as defined in the listing standards of The Nasdaq Stock Market (“Nasdaq”). Mr. Tsavaris and Mr. Naudon are not considered independent because they are executive officers as well as directors. In determining the independence of our directors, the Board of Directors considered relationships between Ponce Financial Group, Inc. and its subsidiaries and our directors that are not required to be reported under “— Transactions With Certain Related Persons,” below, consisting of deposit accounts that our directors maintain at Ponce Bank. In addition, we utilize the services of Foxx Capital Funding, Inc., an independent mortgage broker, for certain real estate transactions, of which Director James C. Demetriou is President. We did not pay any commission to Foxx Capital Funding, Inc. for the year ended December 31, 2025. For the year ended December 31, 2025, we paid Banking Spectrum, Inc., a company owned by Mr. Naudon, $6,968 for subscriptions related to The Gold Book.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by Executive Chairman, Steven A. Tsavaris, who is not an independent director and neither is he the principal executive officer. In the opinion of the Board of Directors, Mr. Tsavaris’ position as Executive Chairman does not deter from the independent directors’ oversight of Ponce Financial Group, Inc. and Ponce Bank and the active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.

To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

• appointment of an independent director as Vice Chairman of the Board and lead director;

• requirement that a majority of the members of the Board of Directors be independent;

• annual performance evaluations of the Executive Chairman and the President and Chief Executive Officer by the independent directors;

• policies regarding the composition, responsibilities and operation of our Board of Directors;

• the establishment and operation of board committees, including audit, nominations, and executive compensation committees;

• convening executive sessions of independent directors; and

• policies regarding our Board of Directors’ interaction with management and third parties.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

The Board of Directors is actively involved in oversight of risks that could affect Ponce Financial Group, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within Ponce Financial Group, Inc. Risks relating to the direct operations of Ponce Bank are further overseen by the Board of Directors of Ponce Bank, which largely consist of the same individuals who serve on the Board of Directors of Ponce Financial Group, Inc. The Board of Directors of Ponce Bank also has additional committees that conduct risk oversight. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Ponce Financial Group, Inc. and Ponce Bank, such as lending, risk management, asset/liability management, investment management and others.

References to our Website Address

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

Code of Business Conduct and Ethics

Ponce Financial Group, Inc. has adopted a Code of Business Conduct and Ethics that applies to all directors and employees of Ponce Financial Group, Inc. The Code of Business Conduct and Ethics addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The Code of Business Conduct and Ethics is available on our website at https://poncebank.gcs-web.com/corporate-governance/governance-overview. Amendments to and waivers from the Code of Ethics for executive officers are also disclosed on our website.

Insider Trading Policy

We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. Our insider trading policy states, among other things, that our directors, officers, and employees are prohibited from trading in such securities while in possession of material, nonpublic information. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading and Confidentiality Policy, filed as an exhibit to our Annual Report on Form 10-K.

Hedging Policy

Ponce Financial Group, Inc. has adopted a policy to prohibit the ability of officers, directors and employees to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of registrant’s equity securities.

Attendance at Annual Meetings of Stockholders

Ponce Financial Group, Inc. does not have a written policy regarding director attendance at Annual Meetings of Stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts or circumstances beyond their control. All directors were in attendance at the 2025 Annual Meeting of Stockholders, except for Ms. Cintron, who was not yet serving as a director.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Ponce Financial Group, Inc., 2244 Westchester Avenue, Bronx, New York 10462, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about Ponce Financial Group, Inc. or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.

Meetings and Committees of the Board of Directors

The business of Ponce Financial Group, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq) meet in executive sessions. The standing committees of the Board of Directors of Ponce Financial Group, Inc. are the Audit Committee, the Executive Compensation Committee, the Nomination Committee and the Executive Committee.

The Boards of Directors of Ponce Financial Group, Inc. and Ponce Bank held 12 regular meetings each during the year ended December 31, 2025. No member of the respective Boards of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the respective Boards of Directors; and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

Audit Committee. The Audit Committee is comprised of Directors Alvarez, Demetriou, Lugo and Perez, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. Mr. Demetriou serves as chair of the Audit Committee. The Board of Directors has determined that Director Demetriou qualifies as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at https://poncebank.gcs-web.com/corporate-governance/governance-overview. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Ponce Financial Group, Inc. and monitors adherence in accounting and financial reporting to generally accepted accounting principles of the United States of America (“GAAP”). The Audit Committee of Ponce Financial Group, Inc. and Ponce Bank met 14 times each during the year ended December 31, 2025.

Executive Compensation Committee. The Executive Compensation Committee is comprised of Directors Alvarez, Demetriou, Lugo and Perez. Mr. Feldman served as chair of the Executive Compensation Committee until his death in early 2026, at which time Ms. Alvarez was appointed as his successor. No member of the Executive Compensation Committee is a current or former officer or employee of Ponce Financial Group, Inc. or Ponce Bank. The Executive Compensation Committee met three times during the year ended December 31, 2025.

With regard to compensation matters, the Executive Compensation Committee’s primary purposes are to discharge the Board’s responsibilities relating to the compensation of the Executive Chairman, President and Chief Executive Officer and other executive officers, to oversee Ponce Financial Group, Inc.’s compensation and incentive plans, policies and programs, and to oversee Ponce Financial Group, Inc.’s management development and succession plans for executive officers. Ponce Financial Group, Inc.’s Executive Chairman and President and Chief Executive Officer will not be present during any committee deliberations or voting with respect to their compensation. The Executive Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate.

The Executive Compensation Committee operates under a written charter which is available on our website at https://poncebank.gcs-web.com/corporate-governance/governance-overview. This charter sets forth the responsibilities of the Executive Compensation Committee and reflects the Executive Compensation Committee’s commitment to create a compensation structure that encourages the achievement of long-range objectives and builds long-term value for our stockholders.

The Executive Compensation Committee considers a number of factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officer, the overall performance of Ponce Financial Group, Inc., and a peer group analysis of compensation paid at institutions with a similar structure, history, size and complexity. The Executive Compensation Committee also considers the recommendations of its compensation consultant and of the President and Chief Executive Officer with respect to the compensation of executive officers other than the President and Chief Executive Officer.

During 2025, Pearl Meyer was engaged by the Executive Compensation Committee as a compensation consultant to serve as its advisor on executive compensation matters. Pearl Meyer provided advice and analysis to the Compensation Committee on the design, structure and level of executive and director compensation.

Nominations Committee. The Nominations Committee is comprised of all independent directors except those whose terms are expiring and are eligible for re-nomination at the next Annual Meeting. For purposes of the 2026 Annual Meeting, directors Demetriou, Lugo and Alvarez were members of the Nominations Committee. Mr. Demetriou serves as chair of the Nominations Committee. It is the responsibility of the Nominations Committee to identify, evaluate, recruit and select qualified nominees as directors. The Nominations Committee met once during the year ended December 31, 2025.

The Nominations Committee has a formal charter with specific guidelines regarding diversity among board members, which is available on our website at https://poncebank.gcs-web.com/corporate-governance/governance-overview. The Nominations Committee seeks members who represent a mix of backgrounds that will reflect the make up of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. Ponce Financial Group, Inc. is the holding company for a community bank, as such the Nominations Committee also seeks directors who can continue to strengthen Ponce Bank's position in its community and can assist Ponce Bank with business development through business and other community contacts. Ponce Bank is a Minority Depository Institution (“MDI”) and, as such, the Nominations Committee also seeks directors who can continue to enable Ponce Bank to qualify as an MDI.

The Nominations Committee considers the following criteria in evaluating and selecting candidates for nomination:

• Contribution to Board — Ponce Financial Group, Inc. endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the Nominations Committee will assess the extent to which the candidate has contributed, or would contribute, to the range of talent, skill and expertise appropriate for the Board of Directors. The Nominations Committee will also take into consideration the number of public company boards of directors, other than Ponce Financial Group, Inc.’s, and committees thereof, on which the candidate serves. The Nominations Committee will consider carefully the time commitments of any candidate who would concurrently serve on the board of directors of another public company other than Ponce Financial Group, Inc.

• Experience — Ponce Financial Group, Inc. is the holding company for an insured depository institution. Because of the complex and heavily regulated nature of Ponce Financial Group, Inc.’s business, the Nominations Committee will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.

• Familiarity with and Participation in Local Community — Ponce Financial Group, Inc. is a community-orientated organization that serves the needs of local consumers and businesses. Further, Ponce Bank is designated as a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender under applicable regulations. In connection with the local character of Ponce Financial Group, Inc.’s business, the Nominations Committee will consider a candidate’s familiarity with Ponce Financial Group, Inc.’s market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in Ponce Financial Group, Inc.’s market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.

• Integrity — Due to the nature of the financial services provided by Ponce Financial Group, Inc. and its subsidiaries, Ponce Financial Group, Inc. is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the Nominations Committee will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under Ponce Financial Group, Inc.’s Bylaws.

• Stockholder Interests and Dedication — A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best long-term interests of Ponce Financial Group, Inc., its stockholders and other stakeholders. In connection with such obligation, the Nominations Committee will consider a candidate’s ability to represent the best long-term interests of Ponce Financial Group, Inc., its stockholders and other stakeholders, including past service with Ponce Financial Group, Inc., Ponce Bank or their predecessors and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.

• Independence — The Nominations Committee will consider the absence or presence of material relationships between a candidate and Ponce Financial Group, Inc. (including those set forth in applicable Nasdaq listing standards) that might impact objectivity and independence of thought and judgment. In addition, the Nominations Committee will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g. Securities and Exchange Commission regulations and applicable Nasdaq listing standards). If Ponce Financial Group, Inc. should adopt independence standards other than those set forth in the Nasdaq listing standards, the Nominations Committee will consider the candidate’s potential independence under such other standards.

• Gender and Ethnic Diversity — Ponce Financial Group, Inc. understands the importance and value of gender and ethnic diversity on a Board of Directors and will consider highly qualified women and individuals from minority groups to include in the pool from which candidates are chosen.

• Additional Factors — The Nominations Committee will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Ponce Financial Group, Inc.’s stockholders, employees, customers and communities. The Nominations Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The Nominations Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Ponce Financial Group, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Nominations Committee decides not to re-nominate a member for re-election, the Nominations Committee would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

The Nominations Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 2244 Westchester Avenue, Bronx, New York 10462. The Nominations Committee has adopted a procedure by which stockholders may recommend nominees to the Board of Directors. Stockholders who wish to recommend a nominee must write to Ponce Financial Group, Inc.’s Corporate Secretary and such communication must include:

• All information relating to such nominee that would indicate such nominee’s qualification to serve on the Board of Directors;

• An affidavit that such nominee would not be disqualified under the provisions of Article II, Section 12 of the Ponce Financial Group, Inc. Bylaws;

• The information relating to such nominee that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation;

• A written consent of each proposed nominee to be named as a nominee and to serve as a director if elected;

• The name and address of such stockholder as they appear on Ponce Financial Group, Inc.’s books and of the beneficial owner, if any, on whose behalf the nomination is made;

• The class or series and number of shares of capital stock of Ponce Financial Group, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner;

• A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

• A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

• Any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

To be timely, a stockholder’s recommendation of a candidate for director must be received by the Corporate Secretary no more than 100 days and at least 90 days prior to the anniversary date of the prior year’s Annual Meeting of Stockholders.

Recommendations that are received and that satisfy the above requirements are forwarded to the Nomination Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendation of a candidate for director by a stockholder pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to formal nominations, and any such formal nomination must comply with applicable law and provisions of the Bylaws of Ponce Financial Group, Inc. See “Stockholder Proposals and Nominations.”

Executive Committee. The Executive Committee is comprised of Directors Lugo, Naudon and Tsavaris. Mr. Tsavaris serves as chair of the Executive Committee. The Executive Committee is empowered to carry out the responsibilities of the Board of Directors between board meetings. The Executive Committee did not meet during the year ended December 31, 2025.

Audit Committee Report

Ponce Financial Group, Inc.’s management is responsible for Ponce Financial Group, Inc.’s internal controls and financial reporting process. Ponce Financial Group, Inc.’s independent registered public accounting firm is responsible for performing an independent audit of Ponce Financial Group, Inc.’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with GAAP. The Audit Committee oversees Ponce Financial Group, Inc.’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Ponce Financial Group, Inc.’s consolidated financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301, which include matters related to the conduct of the audit of Ponce Financial Group, Inc.’s consolidated financial statements, and the SEC.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm, required by the applicable requirements of the PCAOB, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from Ponce Financial Group, Inc. and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with Ponce Financial Group, Inc.’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of Ponce Financial Group, Inc.’s internal controls, and the overall quality of Ponce Financial Group, Inc.’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of Ponce Financial Group, Inc.’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, express an opinion on the conformity of Ponce Financial Group, Inc.’s consolidated financial statements to GAAP. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that Ponce Financial Group, Inc.’s consolidated financial statements are presented in accordance with GAAP, that the audit of Ponce Financial Group, Inc.’s consolidated financial statements has been carried out in accordance with GAAP or that Ponce Financial Group, Inc.’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in Ponce Financial Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of Ponce Financial Group, Inc.’s independent registered public accounting firm for the year ending December 31, 2026.

Audit Committee of the Board of Directors

of

Ponce Financial Group, Inc.*

James C. Demetriou (Chair)

Maria Alvarez

Nick R. Lugo

James Perez

*Ms. Cintron was appointed a member of the Audit Committee effective as of March 26, 2026. She was not a member of the Audit Committee in the fiscal year ended December 31, 2025, and did not participate in the review, discussions or recommendations for the Audit Committee Report and therefore is not named herein.

Transactions with Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Ponce Bank, to their executive officers and directors in compliance with federal banking regulations.

Ponce Bank currently has outstanding loans, either directly or indirectly, to directors Demetriou and Perez. All loans to directors are made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Ponce Bank and for which management believes neither involve more than the normal risk of collection nor present other unfavorable features.

Under the Audit Committee’s charter, the Audit Committee is responsible for reviewing and approving any related party transactions. Except as described above, since January 1, 2025, we and our subsidiaries have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors or executive officers have a direct or indirect material interest.

Executive Compensation

We strive to provide a total compensation package that is competitive with market practice, including awards of variable compensation that appropriately recognize individual performance. In the aggregate, we believe our total compensation program provides the appropriate balance that enables us to ensure proper pay-performance alignment and does not incentivize inappropriate risk taking. Our objective is to pay competitive compensation for achieving performance goals consistent with our business goals and relative to performance of industry peers.

The table below summarizes the total compensation paid to or earned by our Executive Chairman, President and Chief Executive Officer, and Executive Vice President and Chief Financial Officer for the years ended December 31, 2025 and 2024. Each individual listed in the table below is referred to as a “named executive officer.”

Summary Compensation Table
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)	($)	($)(3)	($)
Steven A. Tsavaris,	2025	660,000	430,072	—	—	—	—	180,433	1,270,505
Executive Chairman	2024	660,000	350,000	—	—	—	—	126,626	1,136,626

Carlos P. Naudon,	2025	674,375	491,322	—	—	—	—	382,054	1,547,751
President and Chief Executive Officer	2024	610,625	325,000	—	—	—	—	250,042	1,185,667

Sergio J. Vaccaro,	2025	386,568	137,500	66,550	120,800	—	—	68,552	779,970
Executive Vice President and Chief Financial Officer	2024	376,037	117,500	—	—	—	—	53,853	547,390

						Health,
						Life
				Deferred		and			Total All
		KSOP with 401(k)		Compensation	Supplemental	Disability		Automobile	Other
	Fiscal	Provisions		Plan	Compensation	Insurance		Allowance	Compensation
Name	Year	($)		($)	($)	($)		($)	($)
Steven A. Tsavaris	2025	89,415	(4)	—	—	61,257	(6)	29,761	180,433
	2024	45,384	(5)	—	—	51,728	(7)	29,514	126,626

Carlos P. Naudon	2025	85,712	(8)	190,000	—	68,359	(10)	37,983	382,054
	2024	42,690	(9)	110,500	—	58,426	(11)	38,426	250,042

Sergio J. Vaccaro	2025	29,371	(12)	—	—	39,181	(14)	—	68,552
	2024	19,051	(13)	—	—	34,803	(15)	—	53,854

(1)
Represents discretionary cash bonuses paid for the years ending December 31, 2025 and 2024.
(2)
Amounts included in the "Stock Awards" and "Option Awards" Columns for the year ended December 31, 2025, represent time-based grants under our 2018 Long-Term Incentive Plan and 2023 Long-Term Incentive Plan that were made to Mr. Vaccaro on February 4, 2025. Amounts related to stock unit awards are reported in the table above pursuant to applicable SEC regulations that require the full grant-date fair value of grants in the year in which such grants are made. Because prior grants vest (are earned) ratably over five years, on December 7, 2025, Mr. Tsavaris and Mr. Naudon each recognized income in the amount of $733,855 and Mr. Vaccaro each recognized income in the amount of $110,040 from the ratable vesting of their respective prior awards during the year ended December 31, 2025.
(3)
A break-down of the various elements of compensation in this column is set forth in the adjacent table.
(4)
KSOP with 401(k) Provisions includes approximately $29,371 to be allocated to Mr. Tsavaris from the loan payment of $1,082,257 related to the ESOP, the value of which will be determined when final information is available and be based on Mr. Tsavaris’ qualified salary to total salary, the value of approximately $60,044 to be allocated to Mr. Tsavaris under the ESOP Equalization Plan for the plan year, both to be based on a $13.00 fair market value of Ponce Financial Group, Inc. common stock as of December 31, 2024.
(5)
KSOP with 401(k) Provisions includes approximately $19,051 to be allocated to Mr. Tsavaris from the loan payment of $1,059,788 related to the ESOP, the value of which will be determined when final information is available and be based on Mr. Tsavaris’ qualified salary to total salary, the value of approximately $26,032 to be allocated to Mr. Tsavaris under the ESOP Equalization Plan for the plan year, both to be based on a $9.76 fair market value of Ponce Financial Group, Inc. common stock as of December 29, 2023, the final trading day of 2023.
(6)
Includes $37,362 premium for life insurance and $23,895 premium for health insurance.
(7)
Includes $30,441 premium for life insurance and $21,287 premium for health insurance.
(8)
KSOP with 401(k) Provisions includes approximately $29,371 to be allocated to Mr. Naudon from the loan payment of $1,082,257 related to the ESOP, the value of which will be determined when final information is available and be based on Mr. Naudon’s qualified salary to total salary, the value of approximately $56,341 to be allocated to Mr. Naudon under the ESOP Equalization Plan for the plan year, both to be based on a $13.00 fair market value of Ponce Financial Group, Inc. common stock as of December 31, 2024.
(9)
KSOP with 401(k) Provisions includes approximately $19,051 to be allocated to Mr. Naudon from the loan payment of $1,059,788 related to the ESOP, the value of which will be determined when final information is available and be based on Mr. Naudon’s qualified salary to total salary, the value of approximately $23,639 to be allocated to Mr. Naudon under the ESOP Equalization Plan for the plan year, both to be based on a $9.32 fair market value of Ponce Financial Group, Inc. common stock as of December 29, 2023, the final trading day of 2023.
(10)
Includes $41,777 premium for disability insurance and $26,582 premium for health insurance.
(11)
Includes $34,809 premium for disability insurance and $23,617 premium for health insurance.
(12)
KSOP with 401(k) Provisions includes $29,371 allocated to Mr. Vaccaro's from the loan payment of $1,082,257 related to the ESOP, the value of which was determined based on Mr. Vaccaro’s qualified salary to total salary, based on a $13.00 fair market value of Ponce Financial Group, Inc. common stock as of December 31, 2024.
(13)
KSOP with 401(k) Provisions includes $19,051 allocated to Mr. Vaccaro's from the loan payment of $1,059,788 related to the ESOP, the value of which was determined based on Mr. Vaccaro’s qualified salary to total salary, based on a $9.76 fair market value of Ponce Financial Group, Inc. common stock as of December 29, 2023, the final trading day of 2023.
(14)
Includes $4,154 premium for life insurance and $35,027 premium for health insurance.
(15)
Includes $3,155 premium for life insurance and $31,647 premium for health insurance.

Employment Agreements

Ponce Bank. Ponce Bank has entered into employment agreements with Steven A. Tsavaris and Carlos P. Naudon. The agreements reflect Mr. Tsavaris’ position as Executive Chairman of the Board of Directors, a salaried officer and Mr. Naudon’s position as President and Chief Executive Officer. Ponce Bank has not entered into an employment agreement with Sergio J. Vaccaro, but he is party to a Change in Control Agreement, further described below.

The agreements with Messrs. Tsavaris and Naudon are each for a three-year term beginning on March 16, 2017, and are automatically extended annually for an additional year unless Ponce Bank or the executive provides a notice of nonrenewal to the other party at least 90 days prior to the end of the original or any extended term.

The employment agreements provide for minimum annual base salaries of $660,000 and $600,000, respectively for Messrs. Tsavaris and Naudon. Each employment agreement also provides for discretionary incentive and/or bonus compensation, participation on generally applicable terms and conditions in other compensation and fringe benefit plans, and certain perquisites, four weeks paid vacation, and if the executive becomes disabled, long-term disability benefits for the then remaining term of the agreement equal to 100% of the executive’s base salary. Mr. Naudon’s employment agreement also requires the Bank to contribute 10% of his base salary in effect as of July 1st of each year to the Bank’s supplemental employee retirement program (see “Deferred Compensation Plan” below). In addition, the agreements for Messrs. Tsavaris and Naudon provide for the use of an automobile and reimbursement of automobile-related expenses.

At any time, Ponce Bank may terminate an executive’s employment, with or without cause, and the executive may resign, with or without good reason. In the event Ponce Bank terminates Mr. Tsavaris or Mr. Naudon without cause or the executive resigns for good reason, as such terms are defined in the agreements, the executive will be entitled to the following severance benefits:

• An amount equal to three times (two times in the event of resignation for good reason) the sum of (i) the executive’s annual base salary in effect at the time of his termination; and (ii) annual incentive compensation and any other compensation received by the executive for the calendar year immediately preceding termination.

• An amount equal to the aggregate value of any shares of restricted stock, stock options or other awards issued to the executive under any plan adopted by Ponce Bank, Ponce Financial Group, Inc. or any affiliate thereof or any successor plan that are forfeited as a result of such termination, whether vested or unvested.

• An amount equal to the pro-rata annual bonus, if any, that the executive would have earned for the year in which the termination occurs based on the achievement of applicable performance goals for such year.

• If the executive is eligible for and elects to receive COBRA health continuation coverage, Ponce Bank will pay toward the cost of COBRA coverage for the executive and his family the amount Ponce Bank would have paid to provide health insurance to the executive if his employment had continued. Such payments shall continue for 24 months or the executive’s COBRA health continuation period, whichever ends earlier.

For purposes of the above severance benefits, “good reason” for resigning includes: a reduction in the executive’s base salary; a material reduction in the executive’s target annual incentive opportunity under any annual incentive compensation or incentive plan or program; a relocation of the executive’s principal place of employment outside of Bronx, Queens, Manhattan, Brooklyn, New York or Hudson County, New Jersey; or a material breach by Ponce Bank of any material provision of the employment agreement. In the case of Messrs. Tsavaris and Naudon, “good reason” also includes a material adverse change in the executive’s title, authority, duties or responsibilities (other than temporarily while the executive is physically or mentally incapacitated or as required by applicable law or as, contemplated by the employment agreement); a material adverse change in the reporting structure applicable to the executive; the failure of Ponce Bank to extend the employment agreement for an additional year; or the failure of the executive to be reappointed to the Board of Directors of Ponce Bank. The basis for good reason for any executive will not constitute good reason unless the executive gives Ponce Bank notice of the basis for good reason within 30 days after the initial existence of the basis for good reason and Ponce Bank does not cure the basis for good reason within 30 days after having received such notice.

In the event Messrs. Tsavaris' or Naudon’s employment is involuntarily terminated by Ponce Bank for reasons other than for cause, disability or death, or the executive voluntarily resigns for good reason, in either case after a change in control of Ponce Bank, then in lieu of the severance benefits described above the executive will be entitled to the following severance benefits:

• An amount equal to 2.99 times his highest annual compensation for services rendered that was includible in the executive’s gross income (partial years being annualized) for the three taxable years immediately preceding the year during which the change in control occurred (or such shorter period as the executive was employed).

• An amount equal to the aggregate value of any shares of restricted stock, stock options or other awards issued to the executive under any plan adopted by Ponce Bank, Ponce Financial Group, Inc. or any affiliate thereof or any successor plan that are forfeited as a result of such termination, whether vested or unvested.

• If the executive is eligible for and elects to receive COBRA health continuation coverage, Ponce Bank will pay toward the cost of COBRA coverage for the executive and his family the amount Ponce Bank would have paid to provide health insurance to the executive if his employment had continued. Such payments shall continue for 24 months or the executive’s COBRA health continuation period, whichever ends earlier.

Any severance payments required under the employment agreements in connection with a change in control of Ponce Bank will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

In the event Messrs. Tsavaris' or Naudon’s employment is involuntarily terminated by Ponce Bank for cause or the executive resigns without good reason, the executive shall be entitled to receive only accrued but unpaid salary, vacation pay and bonuses, plus such additional benefits as the executive may be entitled to under any employee benefit plans sponsored by Ponce Bank.

The employment agreements with Messrs. Tsavaris and Naudon each provide that during the term of the agreement and for one year thereafter, the executive is generally prohibited from:

• competing with Ponce Bank within any county or borough in which Ponce Financial Group, Inc. or Ponce Bank or any of their affiliates maintains or has pending as of the termination date a filing for permission to establish a branch, loan production office, or mortgage production office;

• soliciting customers and employees of Ponce Bank; or

• interfering with any of the contracts or relationships of Ponce Financial Group, Inc., Ponce Bank or any of their affiliates with any independent contractor, customer, client or supplier.

Change In Control Agreement

Ponce Bank has entered into a Change in Control Agreement with Sergio J. Vaccaro (the “CIC Agreement”). The CIC Agreement has an initial term of one year beginning November 26, 2024 and will renew automatically for additional one-year terms on an annual basis, unless terminated at least 90 days in advance of the anniversary date by the disinterested members of Ponce Financial Group, Inc.’s board of directors.

The CIC Agreement provides, among other things, that in the event of a “change in control” of the Company, followed by the termination of Mr. Vaccaro other than for “cause” or Mr. Vaccaro’s voluntary termination for “good reason” within 30 days of the event constituting good reason, that Mr. Vaccaro shall be entitled to receive certain termination benefits. Such termination benefits include (1) a payment equal to 1.5 times Mr. Vaccaro’s average annual compensation for the most recent five years that Mr. Vaccaro has been employed by Ponce Bank (or such lesser number of years, in the event Mr. Vaccaro has been employed by Ponce Bank for less than five years) and (2) continuation of life, medical and disability coverage that is substantially identical to the coverage maintained by Ponce Bank or Ponce Financial Group, Inc. for Mr. Vaccaro immediately prior to Mr. Vaccaro’s severance (unless coverage is changed with respect to all employees of Ponce Bank or Ponce Financial Group, Inc. on a non-discriminatory basis). Payments under the CIC Agreement are subject to restrictions of specified applicable banking regulatory requirements.

Benefit Plans and Agreements

Ponce Bank Employee Stock Ownership Plan with 401(k) Provisions (the “KSOP”). Effective January 1, 2021, Ponce Bank amended and restated the terms of the Ponce Bank Employee Stock Ownership Plan and merged the Ponce Bank 401(k) Plan into the ESOP to form the KSOP. There were no changes to the provisions of the ESOP as discussed below. The KSOP is for eligible employees of Ponce Bank and those of its affiliates. The named executive officers are eligible to participate in the KSOP just like other employees. An employee must attain the age of 21 and will be eligible to participate in the 401(k) features of the KSOP in the quarter following thirty days of service and the ESOP feature of the KSOP upon the first entry date commencing on or after the eligible employee’s completion of one year of service.

401(k)Component. Under the 401(k) features of the KSOP (“401(k) Component”), a participant may elect to defer, on a pre-tax basis, the maximum amount as permitted by the Internal Revenue Code. For 2025, the salary deferral contribution limit was $23,500; provided, however, that a participant over age 50 may contribute an additional $7,500 to the 401(k) for a total of $31,000. In addition to salary deferral contributions, Ponce Bank may make discretionary matching contributions, discretionary profit sharing contributions or safe harbor contributions to the 401(k) Component. Discretionary matching contributions are allocated on the basis of salary deferral contributions. Discretionary profit sharing contributions are based on three classifications set forth in the 401(k) feature (i) Class A — Chairman, President, and Executive Vice Presidents; (ii) Class B — Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents; and (iii) Class C — all other eligible employees. The contribution for a class will be the same percentage of compensation for all participants in that class. If Ponce Bank decides to make a safe harbor contribution for a plan year, each participant will receive a contribution equal to 3% of his or her compensation for the plan year.

A participant is always 100% vested in his or her salary deferral contributions and safe harbor contributions. Discretionary matching and profit sharing contributions are 20% vested after two years of service, plus an additional 20% for each additional year of service; so all participants are fully vested in such contributions after six years of service. Participants also will become fully vested in his or her account balance in the 401(k) Component automatically upon normal retirement, death or disability, a change in control, or termination of the KSOP. Generally, participants will receive distributions from the KSOP upon separation from service in accordance with the terms of the governing document.

ESOP Component. On September 29, 2017, in connection with the Bank’s reorganization into the mutual holding company form of organization, the ESOP trustee purchased, on behalf of the ESOP, 723,751 shares of PDL Community Bancorp common stock, Ponce Financial Group, Inc.’s predecessor. The ESOP funded its stock purchase with a loan (“First ESOP loan”) from PDL Community Bancorp in the amount of $7,237,510, which was equal to the aggregate purchase price of the common stock. The First ESOP loan is being repaid principally through Ponce Bank’s contributions to the ESOP over the 15-year term of such loan. The interest rate for the First ESOP loan is 2.60%. Ponce Bank made a total contribution of $427,555 of the First ESOP loan for the year ended December 31, 2025. As of December 31, 2025, the outstanding balance of the First ESOP loan was $2,809,156.

On January 27, 2022, the KSOP trustee purchased, on behalf of the ESOP feature of the KSOP (“ESOP Component”), an additional 1,097,353 shares of Ponce Financial Group, Inc. common stock, or 4.44% of the total number of shares of Ponce Financial

Group, Inc. common stock outstanding on January 27, 2022 (including shares issued to the Foundation). The KSOP funded this stock purchase with a loan (“Second ESOP loan”) from Ponce Financial Group, Inc. in the amount of $10,973,530, which was equal to the aggregate purchase price of the common stock. The Second ESOP loan is being repaid principally through Ponce Bank’s contributions to the ESOP Component over the 15-year term of such loan. The interest rate for the Second ESOP loan is 1.822%. Ponce Bank made a total contribution of $677,663 of the Second ESOP loan for the year ended December 31, 2025. As of December 31, 2025, the outstanding balance of the Second ESOP loan was $8,320,782.

The trustee of the trust funding the KSOP holds the shares of Ponce Financial Group, Inc. common stock purchased by the KSOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the loans are repaid. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of qualifying compensation relative to all participants participating in the ESOP Component. A participant will become 100% vested in his or her account balance in the ESOP Component after three years of service. In addition, participants will become fully vested in his or her account balance in the ESOP Component automatically upon normal retirement, death or disability, a change in control, or termination of the KSOP. Generally, participants will receive distributions from the KSOP upon separation from service in accordance with the terms of the plan document. The KSOP reallocates any unvested shares of Ponce Financial Group, Inc. common stock forfeited upon termination of employment among the remaining participants in the ESOP Component.

The KSOP permits participants to direct the trustee as to how to vote the shares of Ponce Financial Group Inc. common stock allocated to their accounts. The trustee will vote unallocated shares and allocated shares for which participants do not timely provide instructions on any matter in the same ratio as those shares for which participants provide timely instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Ponce Bank will record a compensation expense for the ESOP at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in the earnings of Ponce Financial Group, Inc.

2018 Long-Term Incentive Plan. Ponce Financial Group, Inc.’s stockholders approved the PDL Community Bancorp 2018 Long-Term Incentive Plan (the “2018 Incentive Plan”) at the Special Meeting of Stockholders on October 30, 2018. The maximum number of shares of common stock which can be issued under the 2018 Incentive Plan is 1,248,469. Of the 1,248,469 shares, the maximum number of shares that may be awarded under the 2018 Incentive Plan pursuant to the exercise of stock options or stock appreciation rights (“SARs”) is 891,764 shares (all of which may be granted as incentive stock options), and the number of shares of common stock that may be issued as restricted stock awards or restricted stock units is 356,705 shares. However, the 2018 Incentive Plan contains a flex feature that provides that awards of restricted stock and restricted stock units in excess of the 356,705 share limitation may be granted but each share of stock covered by such excess award shall reduce the 891,764 share limitation for awards of stock options and SARs by 3.0 shares of common stock.

As of December 31, 2025, the maximum number of stock options remaining to be awarded under the 2018 Incentive Plan was 5,203. There were no shares of common stock available to be issued as restricted stock units under the 2018 Incentive Plan. If the 2018 Incentive Plan’s flex feature described above were fully utilized, the maximum number of shares of common stock that may be awarded as restricted stock units would 734, but would eliminate the availability of stock options and SARs available for awarding.

2023 Long-Term Incentive Plan. Ponce Financial Group, Inc.’s stockholders approved the 2023 Long-Term Incentive Plan (the “2023 Incentive Plan”) at the Special Meeting of Stockholders on June 15, 2023. The maximum number of shares of common stock which can be issued under the Plan is 1,920,368. Of the 1,920,368 shares, the maximum number of shares that may be awarded under the Plan pursuant to the exercise of stock options or stock appreciation rights (“SARs”) is 1,371,691 shares (all of which may be granted as incentive stock options, and at least 480,092 shares of which must be premium options), and the number of shares of common stock that may be issued as restricted stock awards or restricted stock units is 548,677 shares. However, the 2023 Incentive Plan contains a flex feature that provides that awards of restricted stock and restricted stock units in excess of the 548,677 share limitation may be granted but each share of stock covered by such excess award shall reduce the 891,599 share limitation for awards of non-premium options and SARs by 3.0 shares of common stock.

As of December 31, 2025, the maximum number of stock options and SARs remaining to be awarded under the 2023 Incentive Plan were 75,092 premium options and 105,662 non-premium incentive options. As of December 31, 2025, the maximum number of shares of common stock that may be issued as restricted stock or restricted stock units remaining to be awarded under the 2023 Incentive Plan was 89,802 shares.

Equity Compensation Plan Information at December 31, 2025

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	1,287,719	$10.18(1)	275,759

Equity Compensation Plans not Approved by Security Holders	—		—
Total	1,287,719	$10.18(1)	275,759

(1)
Outstanding stock options (853,808) have a weighted-average exercise price of $10.42 per share. Outstanding restricted stock units (433,911) have no exercise price.

A summary of Ponce Financial Group, Inc.’s restricted stock unit awards activity for the year ended December 31, 2025 is as follows:

	December 31, 2025
	Number of Shares	Weighted- Average Grant Date Fair Value Per Share
Non-vested, beginning of year	566,490	$9.53
Granted	23,000	13.45
Vested	(155,579)	9.61
Forfeited	—	—
Non-vested at December 31	433,911	$9.71

A summary of Ponce Financial Group, Inc.’s stock option awards activity for the year ended December 31, 2025 is as follows:

	December 31, 2025
	Options	Weighted- Average Exercise Price Per Share
Outstanding, beginning of year	748,265	$9.94
Granted	135,000	13.77
Exercised	(19,254)	14.37
Forfeited	(10,203)	11.82
Outstanding at December 31	853,808	$10.42
Exercisable at December 31	439,776	$9.52

The following table sets forth at December 31, 2025 certain information for stock options and restricted stock units awarded to named executive officers.

Table of Outstanding Equity Awards at December 31, 2025

											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
				Equity						Plan	Market or
				Incentive					Market	Awards:	Payout
				Plan Awards:					Value of	Number of	Value of
				Number of			Number of		Shares or	Unearned	Unearned
	Number of	Number of		Securities			Shares or		Units of	Shares, Units	Shares, Units
	Securities	Securities		Underlying			Units of		Stock	or Other	of Other
	Underlying	Underlying		Unexercised	Option		Stock That		That	Rights That	Rights That
	Unexercised	Unexercised		Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	Options (#)	Options (#)		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	($)	($)
Steven A. Tsavaris	62,209	—		—	9.15	12/03/2028	—		—	—	—
	24,000	—	(2)	—	10.33	12/06/2033	—		—	—	—
	24,000	—	(2)	—	10.52	12/06/2033	—		—	—	—
	—	24,000	(2)	—	10.70	12/06/2033	—		—	—	—
	—	24,000	(2)	—	10.89	12/06/2033	—		—	—	—
	—	24,000	(2)	—	11.08	12/06/2033	—		—	—	—
	—	—		—	—	—	126,886	(3)	2,074,586	—	—
Carlos P. Naudon	62,209	—		—	9.15	12/03/2028	—		—	—	—
	24,000	—	(2)	—	10.33	12/06/2033	—		—	—	—
	24,000	—	(2)	—	10.52	12/06/2033	—		—	—	—
	—	24,000	(2)	—	10.70	12/06/2033	—		—	—	—
	—	24,000	(2)	—	10.89	12/06/2033	—		—	—	—
	—	24,000	(2)	—	11.08	12/06/2033	—		—	—	—
	—	—		—	—	—	126,886	(3)	2,074,586	—	—
Sergio J. Vaccaro	3,000	—	(4)	—	10.33	12/06/2033	—		—	—	—
	3,000	—	(4)	—	10.52	12/06/2033	—		—	—	—
	—	3,000	(4)	—	10.70	12/06/2033	—		—	—	—
	—	3,000	(4)	—	10.89	12/06/2033	—		—	—	—
	—	3,000	(4)	—	11.08	12/06/2033	—		—	—	—
	—	20,000	(5)	—	13.31	2/3/2035	—		—	—	—
	—	—		—	—	—	21,000	(6)	343,350	—	—
	—	—		—	—	—	5,000	(7)	81,750	—	—

(1) Based on a $16.35 fair market value of Ponce Financial Group, Inc. common stock as of December 31, 2025.

(2) Reflects an aggregate of 120,000 premium stock options granted December 7, 2023, of which 72,000 remain unvested. Of the unvested portion, 24,000 stock options will vest and become exercisable on each of December 7, 2026 (at $10.70 exercise price), 2027 (at $10.89 exercise price), and 2028 (at $11.08 exercise price).

(3) Includes 42,295 shares that will vest on each of December 7, 2026, 2027 and 2028.

(4) Reflects an aggregate of 15,000 premium stock options granted December 7, 2023, of which 9,000 remain unvested. Of the unvested portion, 3,000 stock options will vest and become exercisable on each of December 7, 2026 (at $10.70 exercise price), 2027 (at $10.89 exercise price), and 2028 (at $11.08 exercise price)..

(5) Consists of 20,000 stock options that will vest and become exercisable annually at a rate of 20% per year commencing on February 4, 2026.

(6) Includes 7,000 shares that will vest on each of December 7, 2026, 2027 and 2028.

(7) Includes 5,000 shares that will vest annually at a rate of 20% per year commencing on February 4, 2026.

ESOP Equalization Plan. Ponce Bank has adopted the Ponce Bank ESOP Equalization Plan (“Equalization Plan”), a nonqualified plan that provides notional contributions for certain executives approved by the Compensation Committee of Ponce Bank who are prevented from receiving full contributions to and allocation under the ESOP due to limitations on: (i) the maximum annual compensation that may be recognized under the ESOP for benefit computation purposes pursuant to Section 401(a)(17) of the Internal Revenue Code ($345,000 for 2024); and (ii) the maximum annual additions to the ESOP pursuant to Internal Revenue Code Section 415(b). The Equalization Plan is designed to equalize contributions and allocations for those that fall below and above these limitations. Currently, only Mr. Tsavaris and Mr. Naudon are approved to participate in the Equalization Plan. No amounts will be credited under the Equalization Plan until contributions are made to the ESOP.

A participant’s balance under the Equalization Plan will be paid to him in a single lump sum within 90 days after his termination of service. However, as required by Section 409A of the Internal Revenue Code, which governs deferred compensation plans, payments to certain specified employees of a publicly-traded corporation following separation from service cannot be paid until six months following separation from service except following the death of the participant. Any payment that would have been distributed from the Equalization Plan to such a participant during the six-month period following separation from service, will be accumulated and paid to the participant in a single lump sum as soon as administratively practicable following the end of the six-month period or the participant’s death, if applicable.

The Equalization Plan is entirely unfunded. Employees who participate in the Equalization Plan have only the rights of general unsecured creditors with respect to any rights under the Equalization Plan.

Deferred Compensation Plan. Ponce Bank has adopted a nonqualified deferred compensation plan that covers certain members of management or highly compensated employees designated by Ponce Bank. Mr. Tsavaris and Mr. Naudon are the only executives currently designated to participate in the plan. Under the plan Ponce Bank periodically makes contributions to notional accounts designated for the benefit of Mr. Tsavaris and Mr. Naudon. Under the plan, contributions are discretionary in amount, however, the employment agreement between Ponce Bank and Mr. Naudon requires Ponce Bank to make contributions to the plan during the term of the employment agreement equal to 10% of his base salary. Ponce Bank contributed on behalf of Mr. Naudon $190,000 and $110,500 for the years ended December 31, 2025 and 2024, respectively. No contribution was made on behalf of Mr. Tsavaris for the years ended December 31, 2025 and 2024. The accounts are periodically credited with earnings based on hypothetical investments within the notional account as directed by Mr. Tsavaris and Mr. Naudon. At December 31, 2025, the total amount accrued under the plan for Mr. Naudon, including earnings, was $1,795,145 and for Mr. Tsavaris was $120,112.

Amounts credited under the plan are fully vested at all times and will be distributed to Mr. Tsavaris and Mr. Naudon upon the termination of his employment with Ponce Bank for any reason or a change in control of Ponce Bank. In the event of Mr. Tsavaris’ or Mr. Naudon’s death while employed by Ponce Bank, the total amount credited under the plan for his benefit will be distributed to his designated beneficiaries.

The Deferred Compensation Plan is entirely unfunded. Employees who participate in the Deferred Compensation Plan have only the rights of general unsecured creditors with respect to any rights under the Deferred Compensation Plan.

Compensation Recovery Policy. Effective October 2, 2023, Ponce Financial Group, Inc. adopted a Compensation Recovery Policy (the “Clawback Policy”) pursuant to the regulations mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Nasdaq Listing Rule 5608. The Clawback Policy applies to certain incentive-based compensation that is received on or after the effective date. The Clawback Policy requires Ponce Financial Group, Inc. to recover certain excess incentive-based compensation from current and former executive officers if Ponce Financial Group, Inc. is required to prepare an accounting restatement due to the material noncompliance of Ponce Financial Group, Inc. with any financial reporting requirement under the securities laws or as otherwise described in the Clawback Policy and paid during the three completed fiscal years immediately preceding the trigger date, as defined in the Clawback Policy. Recoverable compensation is defined in the Clawback Policy but generally includes any incentive-based compensation that was granted, earned or vested based wholly or in part upon attainment of any financial reporting measure, to the extent the amount actually received exceeds the amount that would have been received if the incentive-based compensation had been determined based on the restated financial statements.

Timing of Equity Grants. All equity awards to executive officers are discretionary and are approved by the Compensation Committee with a grant date determined at the time of approval. The Compensation Committee does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Ponce Financial Group, Inc. granted stock options to certain of its executive officers in 2025, including Mr. Vaccaro, however, no stock options were granted to the named executive officers in the period beginning four business days before and ending one business day after the filing or furnishing of any Form 10-Q, Form 10-K or Form 8-K that disclosed material nonpublic information.

Directors Compensation

Non-employee directors earn an annual fee of $48,000 per year. Non-employee directors also currently receive fees of $500 per month (except for chairman of the audit committee who receive fees of $1,000 per month) for service on the committees of the board of directors. Executive officers serving on the board of directors do not receive director’s compensation for such service. Each person who serves as a director of Ponce Financial Group, Inc. also serves as a director of Ponce Bank and earns a monthly fee only in his or her capacity as a board or committee member of Ponce Bank. Ponce Financial Group, Inc. did not make equity grants to non-employee directors in 2025 does not intend to make equity grants to non-employee directors in 2026, except with respect to Ms. Cintron, who received equity grants in connection with her appointment to the Board of Ponce Bank.

The following table sets forth for the year ended December 31, 2025 certain information as to the total remuneration we paid to our directors who were not executive officers.

Directors Compensation Table For the Year Ended December 31, 2025

	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)(1)	($)
Maria Alvarez	54,000	—	—	—	—	30,000	84,000
James C. Demetriou	60,000	—	—	—	—	30,000	90,000
William Feldman (2)	54,000	—	—	—	—	30,000	84,000
Julio Gurman (3)	54,000	—	—	—	—	30,000	84,000
Nick R. Lugo	54,000	—	—	—	—	30,000	84,000
James Perez	54,000	—	—	—	—	30,000	84,000

(1) Represents allowances for health insurance costs for directors.

(2) Mr. Feldman served on the Board until his death in early 2026.

(3) Mr. Gurman previously served as a director of Ponce Financial Group, Inc. until June 12, 2025. He continues to serve as a director of Ponce Bank

.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Securities and Exchange Commission Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our Principal Executive Officer (“PEO”) and to our Non-PEO NEOs and certain financial performance of Ponce Financial Group, Inc. Compensation actually paid, as determined under Securities and Exchange Commission requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year.

Value of
			Average		Initial
			Summary		Fixed $100
	Summary		Compensation	Average	Investment	Net Income
	Compensation		Table	Compensation	Based On	Available to
	Table	Compensation	Total for	Actually Paid	Total	Common
	Total for	Actually Paid	Non-PEO	to Non-PEO	Shareholder	Stockholders
Year	PEO ($)(1)	to PEO ($)(3)	NEOs ($)(2)	NEOs ($)(2)	Return ($)	($)
2025	1,547,751	2,086,287	1,025,237	1,253,901	217.13	27,578,015
2024	1,185,667	1,881,294	842,008	1,300,130	172.64	10,334,227
2023	3,664,707	3,830,041	2,241,806	2,333,890	129.61	3,352,370

(1) The PEO for each of 2025, 2024 and 2023 is Mr. Naudon.

(2) The non-PEO named executive officers for 2025, 2024 and 2023 are Mr. Tsavaris and Mr. Vaccaro.

(3) The dollar amounts reported represent the "compensation actually paid," or CAP, to the PEO and the Non-PEO, NEOs, respectively as computed in accordance with Item 402(v) of Securities and Exchange Commission Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or the Non-PEO NEOs. Equity values as of each measurement date were determined using valuation assumptions and methodologies that are generally consistent with those used to estimate fair value at grant in accordance with FASB ASC Topic 718.

Compensation actually paid for each of the years presented in the table, as calculated in accordance with Securities and Exchange Commission regulations and presented in the Summary Compensation Table (“SCT”), was as follows:

	2025
		Average Non-
	PEO	PEO NEO
Total compensation as reported in SCT	$1,547,751	$1,025,237
Fair value of equity awards granted during fiscal year	—	(93,675)
Fair value of equity compensation granted in current year at year end	—	—
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	425,068	256,084
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	113,469	66,254
Compensation Actually Paid	$2,086,287	$1,253,901

For 2024 to 2025, the compensation actually paid to our PEO and the average of the compensation actually paid to the other Non-PEO NEOs increased by 11% and decreased by 4%, respectively, compared to a 26% increase in our TSR and a 167% increase in net income over the same time horizon.

PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of Ponce Financial Group, Inc. has approved the engagement of Forvis Mazars, LLP to be our independent registered public accounting firm for the year ending December 31, 2026, subject to the ratification of the engagement by our stockholders. Forvis Mazars, LLP has served as Ponce Financial Group, Inc.’s independent registered public accounting for each of the 2025 and 2024 fiscal years. At the Annual Meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Forvis Mazars, LLP for the year ending December 31, 2026. A representative of Forvis Mazars, LLP is anticipated to attend the Annual Meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Forvis Mazars, LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Ponce Financial Group, Inc. and its stockholders.

As further described below under Change in Independent Registered Public Accounting Firm, Mazars USA LLP ("Mazars"), Ponce Financial Group, Inc.'s previously independent registered public accounting firm for the year ended December 31, 2023, entered into a transaction with FORVIS, LLP ("FORVIS") whereby substantially all of the partners and employees of Mazars joined FORVIS. As a result on the effective date of June 1, 2024, FORVIS, LLP changed its name to Forvis Mazars, LLP and Mazars resigned as Ponce Financial Group, Inc.’s independent registered public accounting firm. The Audit Committee appointed Forvis Mazars, LLP to serve as Ponce Financial Group, Inc.’s independent registered public accounting firm of Ponce Financial Group, Inc. for the year ended December 31, 2024, effective June 1, 2024.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by both Forvis Mazars, LLP and Mazars during the years ended December 31, 2025 and 2024.

.

	Years Ended December 31,
	2025	2024
Audit Fees (1)	$577,500	$558,750
Audit - Related Fees	89,250	75,075

(1) For the year ended December 31, 2024, $156,000 of audit fees related to services provided by Mazars USA LLP related to the period prior to June 1, 2024.

Audit Fees. Audit Fees include aggregate fees billed for professional services for the audit of Ponce Financial Group, Inc.’s, annual consolidated financial statements for the year ended December 31, 2025 and the limited reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the Securities and Exchange Commission during 2025 and 2024, including out of pocket expenses.

Audit-Related Fees. Audit-Related Fees include fees billed for professional services rendered related to audits of employee benefit plans and the agreed-upon procedures related to the United States Department of the Treasury's Emergency Capital Investment Program during the fiscal years ended December 31, 2025 and 2024.

The Audit Committee has considered whether the provision of audit-related and non-audit services, are compatible with maintaining the independence of Forvis Mazars, LLP. The Audit Committee concluded that performing such services does not affect the independence of Forvis Mazars, LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s current policy is to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. These services may include audit services, audit-related services, and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of audit-related fees billed and paid during the years ended December 31, 2025 and 2024, as indicated in the table above.

Change in Independent Registered Public Accounting Firm

As noted above, effective June 1, 2024, Mazars resigned as Ponce Financial Group, Inc.’s independent registered public accounting firm. The Audit Committee appointed Forvis Mazars, LLP to serve as Ponce Financial Group, Inc.’s independent registered public accounting firm effective June 1, 2024.

The reports of Mazars on Ponce Financial Group, Inc.’s consolidated financial statements for the year ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During Ponce Financial Group, Inc.’s fiscal years ended December 31, 2023 and the subsequent interim period through June 1, 2024, there were (i) no disagreements (as such term is used in Item 304(a)(1)(iv) of Regulation S-K) between Ponce Financial Group, Inc. and Mazars on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Mazars, would have caused Mazars to make reference to the subject matter of the disagreement(s) in connection with its report on Ponce Financial Group, Inc.'s financial statements and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During Ponce Financial Group, Inc.’s fiscal years ended 2023 and the subsequent interim period in 2024 prior to the engagement of Forvis Mazars, LLP, neither Ponce Financial Group, Inc. nor anyone acting on its behalf consulted with Forvis Mazars, LLP (or its predecessor FORVIS, LLP) regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Ponce Financial Group, Inc. consolidated financial statements, and neither a written report nor oral advice was provided that Forvis Mazars, LLP concluded was an important factor considered by Ponce Financial Group, Inc. in reaching a decision as to the accounting, auditing, or financial reporting issue; or (2) any matter that was either the subject of a “disagreement” or a “reportable event,” as those terms are defined in Item 304(a)(2)(ii) of Regulation S-K.

The Board of Directors recommends a vote “FOR” the ratification of FORVIS Mazars, LLP as independent registered public accounting firm for the year ending December 31, 2026.

PROPOSAL III — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our President and Chief Executive Officer and our two other most highly compensated executive officers (“Named Executive Officers”) is described in “Executive Compensation.” Stockholders are urged to read this section of the Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

Stockholders will be asked at the annual meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution, in accordance with Section 14A of the Exchange Act:

“RESOLVED, that the compensation paid to Ponce Financial Group, Inc.’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on our Board of Directors and is currently conducted annually. Although non-binding, our Board of Directors and our Executive Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. Our Board of Directors and our Executive Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order to be eligible for inclusion in the proxy materials for our 2027 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Ponce Financial Group, Inc.’s administrative office, 2244 Westchester Avenue, Bronx, New York 10462, no later than December 23, 2026, which is 120 days prior to the first anniversary of the date we expect to mail these proxy materials. If the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

If a stockholder does not follow the provisions of the prior paragraph, but otherwise wishes to propose new business or a director nomination, then in order to be brought before an Annual Meeting of Stockholders, any new business or a director nomination proposed by a stockholder must be stated in writing and received by our Corporate Secretary no earlier than March 2, 2027, which is 100 days prior to the anniversary of this year’s annual meeting, and no later than March 12, 2027, which is 90 days prior to the anniversary of this year’s annual meeting. If the date of the 2027 Annual Meeting of Stockholders is advanced more than 30 days prior to the anniversary of this year’s annual meeting, any stockholder proposal must be received no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the tenth day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made. The 2027 Annual Meeting of Stockholders is expected to be held on or about June 10, 2027. If notice is received before March 2, 2027 or after March 12, 2027, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. In addition, for any such nomination as a director to be included in the Company’s proxy card (the “universal proxy” as contemplated pursuant to Rule 14a-19 under the Exchange Act), a stockholder must also satisfy the requirements set forth in under Rule 14a-19 under the Exchange Act.

Nothing in this Proxy Statement shall be deemed to require us to include in our Proxy Statement and proxy relating to an Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

Householding of Annual Meeting Materials

As permitted by the SEC, we may utilize a procedure called “householding” to satisfy the rules regarding delivery of proxy materials. This means that only one copy of our proxy materials may have been sent to multiple stockholders with the same last name in your household. We will promptly deliver a separate copy of such documents to you upon oral or written request. If your household is receiving multiple copies of the proxy materials, you may also request that only a single copy of the proxy materials be sent to your household. Requests may be made by calling Ponce Financial Group, Inc. at (718) 931-9000 or by writing to Corporate Secretary, 2244 Westchester Avenue, Bronx, New York, 10462.

MISCELLANEOUS

A COPY OF PONCE FINANCIAL GROUP, INC.’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2025 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, 2244 WESTCHESTER AVENUE, BRONX, NEW YORK, 10462 OR BY CALLING (718) 931-9000.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

PONCE FINANCIAL GROUP, INC.’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND THE 2024 ANNUAL REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE EACH AVAILABLE ON THE INTERNET AT www.proxydocs.com/PDLB.

By Order of the Board of Directors

Steven A. Tsavaris
Executive Chairman

Bronx, New York

April 22, 2026

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Ponce Financial Group, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 16, 2025 Thursday, June 12, 2025 10:00 AM, Eastern Time Annual meeting to be held via the internet - please visit www.proxydocs.com/PDLB for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:59 PM, Eastern Time, June 11, 2025 This proxy is being solicited on behalf of the Board of Directors Internet: www.proxypush.com/PDLB Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-430-8264 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/PDLB Ponce Financial Group, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2024 Annual Report to Stockholders are each available on the Internet at: www.proxydocs.com/PDLB The undersigned hereby appoints the official proxy committee, consisting of all members of the Board of Directors who are not standing for election at the Annual Meeting, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) on June 12, 2025 at 10:00 a.m. Eastern Time, or at any adjournment thereof. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as indicated below. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Ponce Financial Group, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3 PROPOSAL 1. Election of Directors for the term ending in 2028 1.01 Maria Alvarez 1.02 Carlos P. Naudon 2. The ratification of the appointment of Forvis Mazars, LLP as independent registered public accounting firm for the year ending December 31, 2025. 3. Approval, on an advisory and non-binding basis, of the compensation of the named executive officers. YOUR VOTE FOR WITHHOLD FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/PDLB Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Ponce Financial Group, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 16, 2025 Thursday, June 12, 2025 10:00 AM, Eastern Time Annual meeting to be held via the internet - please visit www.proxydocs.com/PDLB for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:59 PM, Eastern Time, June 11, 2025. This vote authorization is being solicited on behalf of the Board of Directors Internet: www.proxypush.com/PDLB ww.proxypush.com/PDLB Cast your vote online Have your vote authorization form ready Follow the simple instructions to record your vote Phone: 1-866-430-8264 Use any touch-tone telephone Have your vote authorization form ready Follow the simple recorded instructions Mail: Mark, sign and date your vote authorization form Fold and return your vote authorization form in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/PDLB Ponce Financial Group, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2024 Annual Report to Stockholders are each available on the Internet at: www.proxydocs.com/PDLB The undersigned directs the trustee of the Ponce Bank Employee Stock Ownership Plan (the “ESOP’) to vote, as designated on the reverse side hereof, all shares of common stock of Ponce Financial Group, Inc. allocated or deemed allocated to the participant’s account(s), if any, for which the participant is entitled to direct the voting at the Annual Meeting of Stockholders for Ponce Financial Group, Inc. to be held on June 12, 2025 or at any adjournment thereof. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of our common stock held by the ESOP and, if this form is not returned in a timely manner, allocated or deemed allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. If any other business is properly brought before the Annual Meeting, shares held by the ESOP will be voted by the trustee in a manner intended to represent the best interest of the participants of the ESOP. At the present time, Ponce Financial Group, Inc. knows of no other business to be brought before the Annual Meeting. IF NO INSTRUCTIONS ARE SPECIFIED AND THIS VOTE AUTHORIZATION FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE FOR EACH OF PROPOSALS 1, 2 AND 3. Your phone or Internet authorization authorizes the ESOP trustee to vote your shares in the same manner as if you marked, signed and returned your vote authorization form. Authorizations submitted electronically over the Internet or by telephone must be received by 11:59 P.M., Eastern Time, on June 7, 2025. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Ponce Financial Group, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3 PROPOSAL 1. Election of Directors for the term ending in 2028 1.01 Maria Alvarez 1.02 Carlos P. Naudon 2. The ratification of the appointment of Forvis Mazars, LLP as independent registered public accounting firm for the year ending December 31, 2025. 3. Approval, on an advisory and non-binding basis, of the compensation of the named executive officers. YOUR VOTE FOR WITHHOLD FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/PDLB Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the vote authorization form. Signature (and Title if applicable) Date Signature (if held jointly) Date